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                                                                    Exhibit 99.1

COSMETIC CENTER
Contact:                 Wendi Kopsick or Michael Freitag
                                Kekst and Company
                                 (212) 521-4800
                                                           For Immediate Release


              COSMETIC CENTER DELISTED FROM NASDAQ SMALLCAP MARKET

COLUMBIA, MARYLAND, May 3, 1999 -- The Cosmetic Center, Inc. (Nasdaq: COSCC) today announced that its common stock will no longer be listed on The Nasdaq SmallCap Market. The stock had been trading on the SmallCap Market via a temporary exception from the minimum bid price requirement.

The Cosmetic Center, Inc. is a specialty retailer of brand-name cosmetic, fragrance, skin care, hair and personal care products, sold at value prices. The Company's retail and outlet stores operate principally under the names The Cosmetic Center and Prestige Fragrance & Cosmetics.


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